Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	The Ruth Group
D. Ashley Lee	Zack Kubow
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7020 zkubow@theruthgroup.com
Phone: 770-419-3355

CryoLife Reports Second Quarter 2017 Financial Results

Second Quarter Highlights:

•	Revenues Increased Two Percent Year-over-Year to $47.8 Million; Non-GAAP Revenues Increased Four Percent Year-over-Year
•	Gross Margins were 69 Percent
•	GAAP Net Income was $3.2 Million, or $0.09 Per Fully Diluted Common Share; Non-GAAP Net Income was $4.0 Million, or $0.12 Per Fully Diluted Common Share

ATLANTA, GA – (July 24,  2017) – CryoLife, Inc. (NYSE: CRY),  a leading medical device and tissue processing company focused on cardiac surgery, announced today its results for the second quarter and first half of 2017.

Pat Mackin, Chairman, President, and Chief Executive Officer, said, “We had a solid second quarter and exceeded our guidance despite facing certain headwinds in the quarter.  On-X, BioGlue and tissue processing all posted revenue growth.  This was highlighted by another positive quarter for On-X, particularly in North America where On-X revenue grew 19 percent excluding the OEM business.  In tissue processing, we delivered our second consecutive quarter of double-digit growth in cardiac tissue.  During the quarter we also initiated the transition to direct sales in Canada, Belgium, the Netherlands and Luxembourg, further expanding our direct operations in Europe. We are on track to achieve our 2017 financial guidance and remain confident our strategy will continue to transform CryoLife into a higher growth, higher margin company.”

Revenues for the second quarter of 2017 increased two percent to $47.8 million, compared to $47.1 million for the second quarter of 2016.  The increase was primarily driven by increases in tissue processing, BioGlue, On-X and TMR revenues, partially offset by the absence of HeRO revenues.  Non-GAAP revenues for the second quarter of 2017 increased four percent compared to the second quarter of 2016.  A reconciliation of GAAP to non-GAAP financial metrics is included as part of this press release.

Revenues for the first half of 2017 increased three percent to $92.9 million, compared to $90.1 million for the first half of 2016.  The increase was primarily driven by increases in On-X, tissue processing and BioGlue revenues, partially offset by the absence of HeRO and ProCol revenues, and a decrease in TMR revenues.  Non-GAAP revenues for the first half of 2017 increased four percent compared to the first half of 2016.  A reconciliation of GAAP to non-GAAP financial metrics is included as part of this press release.

GAAP net income for the second quarter of 2017 was $3.2 million, or $0.09 per fully diluted common share, compared to net income of $2.3 million, or $0.07 per fully diluted common share, for the second quarter of 2016.  Non-GAAP net income for the second quarter of 2017 was $4.0 million, or $0.12 per fully diluted common share, compared to non-GAAP net income of $4.3 million, or $0.13 per fully diluted common share for the second quarter of 2016.

GAAP net income for the first half of 2017 was $5.4 million, or $0.16 per fully diluted common share, compared to net income of $4.9 million, or $0.15 per fully diluted common share, for the first half of 2016.  Non-GAAP net income for the first half of 2017 was $7.2 million, or $0.21 per fully diluted common share, compared to non-GAAP net income of $7.6 million, or $0.23 per fully diluted common share for the first half of 2016.

With the exception of the income tax rate, the Company is reiterating its full year 2017 financial guidance, as summarized below, and expects revenues in the third quarter of 2017 to be between $46.5 million and $47.5 million.

2017 Financial Guidance Summary
Total revenues	$188 Million - $192 Million
Product revenues	Year-over-year mid-single digits % non-GAAP revenue increase
Tissue processing revenues	Year-over-year mid-single digits % revenue increase
Gross margins	Between 68% - 69%
R&D expenses	$17.0 Million - $19.0 Million
Income tax rate	Mid 10%
Non-GAAP income per common share	$0.40 - $0.43

All numbers in the table above are GAAP except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2017 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include (as applicable) On-X revenues for the period in 2016 prior to the closing of the acquisition and excludes revenues for the HeRO Graft and ProCol product lines for 2016.  The Company’s other non-GAAP results exclude (as applicable) business development expenses; gain on sale of business components; amortization expenses; and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as new acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.   The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow at 8:00 a.m. Eastern Time to discuss the results followed by a question and answer session hosted by Mr. Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m.  A replay of the teleconference will be available July 25 through July 31, and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13665887.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac surgical procedures.  CryoLife markets and sells products in more than 80 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include those regarding our financial guidance for 2017 and our ability to keep on track to achieve our 2017 financial guidance and to continue to build CryoLife into a higher growth, higher margin company.    These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include that the expected benefits of our focus on certain key initiatives may be incorrect or may not be achieved; we may not achieve the growth in core products that we expect; we may not continue to make progress at all or as quickly as we would like on certain items that negatively impacted the fourth quarter of 2016; we may not achieve the financial benefits of moving to direct sales channels in Canada, Belgium, the Netherlands, and Luxembourg and expanding our direct sales operations in Europe; and our business development efforts may not be successful.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2016, and our subsequent filings with the SEC. CryoLife does not undertake to update its forward-looking statements.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Products	$30,094	$30,045	$57,490	$57,063
Preservation services	17,724	17,038	35,387	33,036
Total revenues	47,818	47,083	92,877	90,099

Cost of products and preservation services:
Products	6,959	7,698	14,976	14,701
Preservation services	7,954	9,084	15,484	17,476
Total cost of products and
preservation services	14,913	16,782	30,460	32,177

Gross margin	32,905	30,301	62,417	57,922

Operating expenses:
General, administrative, and marketing	23,389	22,436	46,260	48,710
Research and development	4,728	3,279	8,821	5,888
Total operating expenses	28,117	25,715	55,081	54,598
Gain from sale of business components	--	--	--	(7,915)
Operating income	4,788	4,586	7,336	11,239

Interest expense	834	797	1,635	1,514
Interest income	(55)	(18)	(95)	(30)
Other (income), net	(134)	(58)	(91)	(167)

Income before income taxes	4,143	3,865	5,887	9,922
Income tax expense	980	1,518	501	5,034

Net income	$3,163	$2,347	$5,386	$4,888

Income per common share:
Basic	$0.09	$0.07	$0.16	$0.15
Diluted	$0.09	$0.07	$0.16	$0.15

Weighted-average common shares outstanding:
Basic	32,664	32,010	32,552	31,519
Diluted	33,814	32,764	33,739	32,270

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Products:
BioGlue and BioFoam	$16,683	$16,187	$32,364	$31,503
On-X	9,862	9,554	18,722	16,269
CardioGenesis cardiac laser therapy	2,056	1,860	3,641	3,844
PerClot	936	1,042	1,755	2,033
PhotoFix	557	490	1,008	871
HeRO Graft	--	912	--	2,325
ProCol	--	--	--	218
Total products	30,094	30,045	57,490	57,063

Preservation services:
Cardiac tissue	8,477	7,548	15,979	13,976
Vascular tissue	9,247	9,490	19,408	19,060
Total preservation services	17,724	17,038	35,387	33,036

Total revenues	$47,818	$47,083	$92,877	$90,099

Revenues:
U.S.	$34,712	$34,198	$68,246	$66,436
International	13,106	12,885	24,631	23,663
Total revenues	$47,818	$47,083	$92,877	$90,099

		June 30,	December 31,
		2017	2016

Cash, cash equivalents, and restricted securities		$53,248	$57,341
Total current assets		152,211	147,233
Total assets		322,221	316,140
Total current liabilities		25,771	30,102
Total liabilities		103,160	107,157
Shareholders’ equity		219,061	208,983

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income and Diluted Income per Common Share

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP:
Income before income taxes	$4,143	$3,865	$5,887	$9,922
Income tax expense	980	1,518	501	5,034
Net income	$3,163	$2,347	$5,386	$4,888

Diluted income per common share:	$0.09	$0.07	$0.16	$0.15

Diluted weighted-average common
shares outstanding	33,814	32,764	33,739	32,270

Reconciliation of income before income
taxes, GAAP to net income, non-GAAP:

Income before income taxes, GAAP	$4,143	$3,865	$5,887	$9,922
Adjustments:
Business development expenses	1,094	1,067	1,382	6,635
Gain on sale of business components	--	--	--	(7,915)
Amortization expense	1,141	1,156	2,283	2,118
Acquisition inventory basis step-up expense	63	902	2,112	1,467
Income before income taxes, non-GAAP	6,441	6,990	11,664	12,227

Income tax expense calculated at 38% normalized
tax rate	2,448	2,656	4,432	4,646
Net income, non-GAAP	$3,993	$4,334	$7,232	$7,581

Reconciliation of diluted income per
common share, GAAP to diluted income per
common share, non-GAAP:

Diluted income per common share, GAAP:	$0.09	$0.07	$0.16	$0.15
Adjustments:
Business development expenses	0.03	0.03	0.04	0.20
Gain on sale of business components	--	--	--	(0.24)
Amortization expense	0.03	0.03	0.07	0.06
Acquisition inventory basis step-up expense	--	0.03	0.06	0.04
Tax effect of non-GAAP adjustments	(0.02)	(0.03)	(0.07)	(0.02)
Effect of 38% normalized tax rate	(0.01)	--	(0.05)	0.04
Diluted income per common share,
non-GAAP:	$0.12	$0.13	$0.21	$0.23

Diluted weighted-average common
shares outstanding	33,814	32,764	33,739	32,270

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	Growth Rate	2017	2016	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$47,818	$47,083	2%	$92,877	$90,099	3%
Plus: On-X pre acquisition revenues	--	--		--	1,627
Less: HeRO revenues	--	(912)		--	(2,325)
Less: ProCol revenues	--	--		--	(218)
Total revenues, non-GAAP	$47,818	$46,171	4%	$92,877	$89,183	4%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016		2017	2016
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$47,818	$47,083		$92,877	$90,099
Gross margin, GAAP	$32,905	$30,301		$62,417	$57,922
Gross margin %, GAAP	69%	64%		67%	64%

Gross margin, GAAP	$32,905	$30,301		$62,417	$57,922
Plus: Acquisition inventory basis step-
up expense	63	902		2,112	1,467
Gross margin, non-GAAP	$32,968	$31,203		$64,529	$59,389
Gross margin %, non-GAAP	69%	66%		69%	66%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016		2017	2016
Reconciliation of general,
administrative, and marketing,
expense, GAAP to general,
administrative, and marketing,
expense, non-GAAP
General, administrative, and marketing
Expense, GAAP	$23,389	$22,436		$46,260	$48,710
Less: Business development
expenses	(1,094)	(1,067)		(1,382)	(6,635)
General, administrative, and
marketing expense,
non-GAAP	$22,295	$21,369		$44,878	$42,075